                                                                    EXHIBIT 10.1

                                 AMENDMENT NO. 4
                                       TO
                        AGREEMENT FOR INVENTORY FINANCING

      This Amendment No. 4 ("Amendment") to the Agreement for Inventory Financing is made as of March 29, 2004 by and among IBM CREDIT LLC, a Delaware limited liability company, formerly IBM Credit Corporation ("IBM Credit"), BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC, a limited liability company duly organized under the laws of the state of Delaware ("Holdings"), SUPPLIES DISTRIBUTORS, INC. (formerly known as BSD Acquisition Corp.), a corporation duly organized under the laws of the state of Delaware ("Borrower"), PRIORITY FULFILLMENT SERVICES, INC., a corporation duly organized under the laws of the state of Delaware ("PFS") and PFSWEB, INC., a corporation duly organized under the laws of the state of Delaware ("PFSweb") (Borrower, Holdings, PFS, PFSweb, and any other entity that executes this Agreement or any Other Document, including without limitation all Guarantors, are each individually referred to as a "Loan Party" and collectively referred to as "Loan Parties").

                                    RECITALS:

      A. Each Loan Party and IBM Credit have entered into that certain Agreement for Inventory Financing dated as of March 29, 2002 (as amended, supplemented or otherwise modified from time to time, the "Agreement"); and

      D. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, the other Loan Parties and IBM Credit hereby agree as follows:

SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 2. AMENDMENT.

      Subject to the satisfaction of the conditions precedents set forth in
Section 3 hereof, the Agreement is hereby amended as follows:

      A. Section 1 of the Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

      " `Credit Reduction Date': shall mean the date that is the earlier of (a) July 1, 2004 and (b) the date IBM Credit delivers a Participation Notice."

      " `Participation': sale by IBM Credit to another financial institution of an undivided interest, of certain Obligations owed by Borrower to IBM Credit pursuant to a Participation Agreement."

      " "Participation Agreement': an agreement in form and substance satisfactory to IBM Credit whereby IBM Credit sells a Participation to another financial institution."

      " `Participation Notice': a written notice sent by IBM Credit to Borrower that an undivided interest of certain obligations owed by Borrower to IBM Credit has been sold by IBM Credit to a financial institution pursuant to a Participation Agreement."

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      B. Section 1 of the Agreement is hereby amended by amending the definition of "Amended and Restated Notes Payable Subordination Agreement" to read in its entirety as follows:

      " `Amended and Restated Notes Payable Subordination Agreement': the Third Amended and Restated Notes Payable Subordination Agreement dated March 29, 2004 executed by PFS in favor of IBM Credit."

      C. Section 1 of the Agreement is hereby amended by amending the definition of "Termination Date" to read in its entirety as follows:

      " `Termination Date': shall mean March 29, 2005 or such other date as IBM Credit and the Borrower may agree to from time to time in writing."

      D. Section 1 of the Agreement is hereby amended by amending the definition of "Shortfall Amount" to read in its entirety as follows:

      " `Shortfall Amount`: as defined in Section 2.6."

      E. Section 2.1 of the Agreement is hereby amended by inserting the following sentence at the end of this section:

      "Notwithstanding the foregoing, Borrower agrees that if the Credit Line has been increased due to a Participation, and thereafter the amount of any Participation is reduced or any Participation Agreement expires or is terminated for any reason, including, without limitation, through or as a result of any actions or failure on the part of IBM Credit, including, without limitation, any breach of IBM Credit's legal or contractual obligations, the Credit Line shall be reduced, upon forty-five (45) days written notice by IBM Credit to Borrower, by an amount equal to the amount that is no longer subject to a Participation Agreement as determined by IBM Credit. Nothing herein shall impose any obligation on IBM Credit to sell participations in any Obligations hereunder or to enter into any Participation Agreement and IBM Credit shall have no liability for its failure to do so."

      F. Section 8.6 of the Agreement is hereby amended by amending this Section to read in its entirety as follows:

      "8.6. RESTRICTED PAYMENTS. Borrower will not, directly or indirectly make any of the following payments ("Restricted Payments") without prior written consent from IBM Credit, which shall not be unreasonably withheld: (i) declare or pay any dividend (other than dividends payable solely in common stock of Borrower and cash dividends not to exceed Eight Hundred Thousand Dollars ($800,000) to be paid in fiscal year 2004 for which consent is hereby given) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Borrower or any warrants, options or rights to purchase any such capital stock or Equity Interests, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower; or (ii) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than the Obligations or payments of the revolving loans made by Congress made in the ordinary course administration thereof pursuant to the Congress Credit Agreement)), except as permitted by the Amended and Restated Notes Payable Subordination Agreement."

      G. Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in the new Attachment A include, without limitation, the following:

      Section II (A) of Attachment A is hereby amended by amending the Credit Line to read in its entirety as follows:

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      (A) Credit Line: (i) Twenty Seven Million Five Hundred Thousand Dollars
($27,500,000) for the period from the date hereof until the Credit Reduction Date and (ii) on and after the Credit Reduction Date, the Credit Line shall be Twenty Two Million Five Hundred Thousand Dollars ($22,500,000). Notwithstanding the foregoing if on or after the Credit Reduction Date, IBM Credit sells a Participation to another financial institution pursuant to a Participation Agreement and sends a Participation Notice (including, without limitation, any Participation Notice sent on the Credit Reduction Date) to Borrower, then the Credit Line will be increased (effective as of the date set forth in the Participation Notice) by the amount set forth in Participation Notice (so long as the Participation Agreement remains in full force and effect) but in no event shall the Credit Line exceed Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000). In the event that the amount of any Participation is reduced or any Participation Agreement expires or is terminated for any reason, the Credit Line shall be reduced, upon forty-five (45) days written notice to Borrower, by an amount equal to the amount that is no longer subject to a Participation Agreement as determined by IBM Credit pursuant to Section 2.1 of the Agreement

SECTION 3. CONDITIONS OF EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective upon the receipt by IBM Credit of (i) this Amendment shall have been authorized, executed and delivered by each of the parties hereto and IBM Credit shall have received a copy of a fully executed Amendment, (ii) the Third Amended and Restated Notes Payable Subordination Agreement executed by PFS, and (iii) an amendment to the Subordinated Demand Note dated March 29, 2002 issued in favor of IBM Credit and Congress Financial Corporation (Southwest) to change the amount of the Subordinated Demand Note to Seven Million Dollars ($7,000,000). .

SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Loan Party makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

SECTION 4.1 ACCURACY AND COMPLETENESS OF WARRANTIES AND REPRESENTATIONS. All representations made by the Loan Party in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by the Loan Party in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

SECTION 4.2 VIOLATION OF OTHER AGREEMENTS AND CONSENT. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder (a) do not violate or cause any Loan Party not to be in compliance with the terms of any agreement to which such Loan Party is a party, and (b) require the consent of any Person.

SECTION 4.3 LITIGATION. Except as has been disclosed by the Loan Party to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against any Loan Party, which, if adversely determined, would materially adversely affect the Loan Party's ability to perform such Loan Party's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

SECTION 4.4 ENFORCEABILITY OF AMENDMENT. This Amendment has been duly authorized, executed and delivered by each Loan Party and is enforceable against each Loan Party in accordance with its terms.

SECTION 5. RATIFICATION OF AGREEMENT. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Each Loan Party hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of such Loan Party, and is not subject to any claims, offsets or defenses.

SECTION 6. RATIFICATION OF GUARANTY AND NOTES PAYABLE SUBORDINATION AGREEMENT. Each of Holdings, PFSweb and PFS hereby ratify and confirm their respective guaranties in favor of IBM Credit and agree that such guaranties remain in full force and effect and that the term "Liabilities", as used

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therein include, without limitation the indebtedness liabilities and obligations of the Borrower under the Agreement as amended hereby.

SECTION 7. GOVERNING LAW. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

SECTION 8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

      IN WITNESS WHEREOF, each Loan Party has read this entire Amendment, and has caused its authorized representatives to execute this Amendment and has caused its corporate seal, if any, to be affixed hereto as of the date first written above.

IBM CREDIT LLC                          SUPPLIES DISTRIBUTORS, INC.

By:________________________________     By:_____________________________________

Print Name:________________________     Print Name:_____________________________

Title:_____________________________     Title:__________________________________

BUSINESS SUPPLIES DISTRIBUTORS          PRIORITY FULFILLMENT SERVICES, INC.
HOLDINGS, LLC

By: __________________ as Managing
Member

By:________________________________     By:_____________________________________

Print Name:________________________     Print Name:_____________________________

Title:_____________________________     Title:__________________________________

                                        PFSWEB, INC.

                                        By:_____________________________________

                                        Print Name:_____________________________

                                        Title:__________________________________

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ATTACHMENT A ("ATTACHMENT A") TO AGREEMENT FOR INVENTORY FINANCING ("AGREEMENT")
DATED MARCH 29, 2002

EFFECTIVE DATE OF THIS ATTACHMENT A: March 26, 2004

SECTION I. BORROWER/LOAN PARTIES:

   (A) BORROWER:                    ORGANIZATION NO. (ASSIGNED BY STATE OF ORG).

       Supplies Distributors, Inc.                 3416326

   (B) ADDITIONAL LOAN PARTIES:

       Business Supplies
        Distributors Holdings, LLC                 3410894
       Priority Fulfillment
        Services, Inc.                             2606094
       PFSweb, Inc.                                3062550

SECTION II. FEES, RATES AND REPAYMENT TERMS:

      (A) Credit Line: (i) Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000) for the period from the date hereof until the Credit Reduction Date and (ii) on and after the Credit Reduction Date, the Credit Line shall be Twenty Two Million Five Hundred Thousand Dollars ($22,500,000). Notwithstanding the foregoing if on or after the Credit Reduction Date, IBM Credit sells a Participation to another financial institution pursuant to a Participation Agreement and sends a Participation Notice (including, without limitation, any Participation Notice sent on the Credit Reduction Date) to Borrower, then the Credit Line will be increased (effective as of the date set forth in the Participation Notice) by the amount set forth in Participation Notice (so long as the Participation Agreement remains in full force and effect) but in no event shall the Credit Line exceed Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000).

            In the event that the amount of any Participation is reduced or any Participation Agreement expires or is terminated for any reason, the Credit Line shall be reduced, upon forty-five (45) days written notice by IBM Credit to Borrower, by an amount equal to the amount that is no longer subject to a Participation Agreement as determined by IBM Credit pursuant to Section 2.1 of the Agreement

      (B)   Borrowing Base:

            (i) 100% of the Borrower's inventory in the Borrower's possession as of the date of determination as reflected in the Borrower's most recent Collateral Management Report constituting Products (other than service parts) financed through a Product Advance by IBM Credit, so long as (1) IBM Credit has a first priority security interest in such Products; (2) such Products are in new and un-opened boxes, and (3) Borrower provides a detailed listing of inventory to IBM Credit and Authorized Supplier provides a quarterly evaluation of such inventory. The value to be assigned to such inventory shall be based upon the Authorized Supplier's evaluation of the inventory, acceptable to IBM Credit in its sole discretion,

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            (ii) 80% of price protection payments, credits, discounts, incentive payments, rebated and refunds relating to IBM Products ("Accounts") in the aggregate not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) provided that (i) Borrower obtains (and provides to IBM Credit along with the monthly Collateral Management Report required under Section 7.1 (O)) from IBM written confirmation
            (a) acknowledging the obligation of IBM to pay such amount or that they have received the billing from the Borrower, (b) stating the date the amount is due to be paid and (c) IBM waiving its right to setoff such amounts owed to Borrower with any amount Borrower may owe to IBM, (ii) such Accounts do not remain unpaid for more than sixty (60) days from the date the obligation of IBM occurred; and
            (iii) such Accounts are delivered directly to IBM Credit.

      (C)   Product Financing Charge: Prime Rate plus 1.0%

      (D)   Product Financing Period: 90 days

      (E) Collateral Insurance Amount: Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000.00)

      (F)   PRO Finance Charge:       Prime Rate plus 1.0%

      (G)   Delinquency Fee Rate:     Prime Rate plus 6.500%

      (I)   Free Financing Period Exclusion Fee: Product Advance multiplied by
            0.25%

      (J)   Other Charges:

            (i) Monthly Service Fee:  $1,000.00

            (ii) Annual Renewal Fee:  $15,000.00

SECTION III. FINANCIAL COVENANTS:

(A) Definitions: The following terms shall have the following respective meanings in this Attachment. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

      "Consolidated Net Income" shall mean, for any period, the net income (or loss), after taxes, of Borrower on a consolidated basis for such period determined in accordance with GAAP.

      "Current" shall mean within the ongoing twelve month period.

      "Current Assets" shall mean assets that are cash, restricted cash applicable to cash received into a lockbox from collections of trade accounts receivable or expected to become cash within the ongoing twelve months.

      "Current Liabilities" shall mean payment obligations resulting from past or current transactions that require settlement within the ongoing twelve month period. All indebtedness to IBM Credit and Congress shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants. All subordinated indebtedness shall not be considered current liabilities.

      "EBITDA" shall mean, for any period (determined on a consolidated basis in accordance with GAAP), (a) the Consolidated Net Income of Borrower for such period, plus (b) each of the following to the extent reflected as an expense in the determination of such Consolidated Net Income: (i) the Borrower's provisions for taxes based on income for such period; (ii) Interest Expense for such period; and (iii) depreciation and amortization of tangible and intangible assets of Borrower for such period.

      "Fixed Charges" shall mean, for any period, an amount equal to the sum, without duplication, of the amounts for such as determined for the Borrower on a consolidated basis, of (i) scheduled repayments of principal of all Indebtedness (as reduced by repayments thereon previously made),
      (ii) Interest Expense, (iii) capital expenditures (iv) dividends, (v) leasehold improvement expenditures and (vi) all provisions for U.S. and non U.S. Federal, state and local taxes.

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      "Fixed Charge Coverage Ratio" shall mean the ratio as of the last day of any fiscal period of (i) EBITDA as of the last day of such fiscal period to (ii) Fixed Charges.

      "Interest Expense" shall mean, for any period, the aggregate consolidated interest expense of Borrower during such period in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

      "Long Term" shall mean beyond the ongoing twelve month period.

      "Long Term Assets" shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

      "Long Term Debt" shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

      "Net Profit after Tax" shall mean Revenue plus all other income, minus all costs, including applicable taxes.

      "Revenue" shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

      "Subordinated Debt" shall mean Borrower's indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit.

"Tangible Net Worth" shall mean Total Net Worth minus goodwill.

      "Total Assets" shall mean the total of Current Assets and Long Term Assets. For the purpose of calculating Total Assets for Borrower, the accumulated earnings and foreign currency translation adjustments applicable to Borrower's Canadian and European subsidiaries are excluded.

      "Total Liabilities" shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

      "Total Net Worth" (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities. For the purpose of calculating Total Net Worth of Borrower, following shall be excluded (i) accumulated earnings and foreign currency translation adjustments applicable to Borrower's Canadian and European subsidiaries and (ii) all income and losses applicable to foreign currency adjustments for each period but not excluding such foreign currency adjustments for annual periods that must comply with GAAP.

      "Working Capital" shall mean Current Assets minus Current Liabilities.

      (B) 1. Borrower will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review (quarterly, annually) by IBM Credit:

        Covenant                              Covenant Requirement

(i)     Revenue on an Annual Basis* (i.e.     Greater than Zero and
        the current fiscal year-to-date       Equal to or Less than
        Revenue annualized) to Working        43.0:1.0
        Capital

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        * Annualized Revenue from
        intercompany sales are excluded
        from this calculation.

(ii)    Net Profit after Tax to Revenue**     Equal to or Greater than 0.20
                                              percent
        **Excluding all income and losses
        applicable to (a) 100% ownership in
        Canadian and European subsidiaries
        and (b) foreign currency adjustments
        for each period but not excluding
        such foreign currency adjustments
        for annual periods that must comply
        with GAAP and excluding revenue from
        intercompany sales.

(iii)   Total Liabilities to Tangible Net     Greater than Zero and Equal to or
        Worth***                              Less than 7.0:1.0

        ***Accumulated earnings and foreign
        currency translation adjustments
        applicable to Borrower's Canadian
        and European subsidiaries are
        excluded from calculation of
        Borrower's Total Assets and Total
        Net Worth.

2. Business Supplies Distributors Holdings, LLC will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review (quarterly, annually) by IBM Credit:

        Covenant                              Covenant Requirement

(i)     Revenue on an Annual Basis (i.e.      Greater than Zero and Equal to or
        the current fiscal year-to-date       Less than 43.0:1.0
        Revenue annualized) to Working
        Capital

(ii)    Net Profit after Tax to Revenue*      Equal to or Greater than 0.15
                                              percent
        *Excluding all (a) income and
        losses applicable to foreign
        currency adjustments for each
        period but not excluding such
        foreign currency adjustments for
        annual periods that must comply
        with GAAP and (b) revenue from
        intercompany sales.

(iii)   Total Liabilities to Tangible Net     Greater than Zero and Equal to
        Worth                                 or Less than 8.0:1.0

      3. PFSweb, Inc. will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review (quarterly, annually) by IBM Credit:

                             Covenant
Covenant                   Requirement         As of Date
--------                   -----------         ----------
Minimum Tangible Net       $18,000,000.00      03/31/03 and
Worth                                          thereafter

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